UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2025

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VGTel, Inc.

(Exact name of registrant as specified in its charter)

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New York	000-52983	01-0671426
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3400 Pan American Drive, #83, Miami, Florida 33133

(Address of Principal Executive Offices) (Zip Code)

(561) 318-1903

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 20, 2025, VGTel, Inc. (the "Company") submitted regulatory filings seeking authorization for astronomy research and global atmospheric monitoring. These filings are part of the Company’s ongoing efforts to enhance aerospace situational awareness and scientific data collection related to unidentified aerial phenomena (UAPs), space debris, and atmospheric anomalies.

The submissions were made to various governmental agencies and regulatory bodies, including:

●	Request for Astronomy Research Authorization
●	Licensing for Data Collection and Global Monitoring System Operations
●	Compliance with Space and Atmospheric Observation Regulations
●	Coordination with National and International Aerospace Entities
●	Approval for Advanced Remote Sensing and Astronomical Imaging

These filings reflect the Company’s commitment to compliance with applicable regulations and advancing its research initiatives. The Company will provide further updates as responses from regulatory authorities are received.

Item 9.01 Financial Statements and Exhibits

Exhibits:

99.1	FAA Submission
99.2	FCC Submission
99.3	NOAA Submission
99.4	DoD Submission
99.5	National Security Submission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 20, 2025	VGTel, Inc.

	By:	/s/ Ken Williams
Ken Williams
CEO/President/Director

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